Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces December 31, 2021 Financial Results and Declares First Quarter 2022 Dividend of $0.34 per Share

BOSTON – February 23, 2022 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the fourth quarter and fiscal year ended December 31, 2021, and that its Board of Directors has declared a dividend of $0.34 per share for the first quarter of 2022.

“We are pleased with our solid fourth quarter results, where we saw robust new origination activity and continued stable credit performance across our portfolio of high-quality middle market loans,” said Michael Ewald, Chief Executive Officer of BCSF. “During the quarter, we further strengthened the Company’s balance sheet and funding profile through increasing the amount of unsecured debt in our capital structure while lowering our overall cost of capital to better position BCSF to drive attractive returns for its shareholders.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.34, as compared to $0.34 for the quarter ended September 30, 2021;

•	Net income per share was $0.35, as compared to $0.36 for the quarter ended September 30, 2021;

•	Net asset value per share as of December 31, 2021 was $17.04, as compared to $17.03 as of September 30, 2021;

•	Gross and net investment fundings were $291.1 million and $(78.4) million, respectively. Ending debt-to-equity (net of cash) ratio was 1.12x, as compared to 1.15x as of September 30, 2021;

•	The International Senior Loan Program’s (“ISLP”) investment portfolio at fair value grew by 27% quarter-over-quarter. The Company’s investment in the ISLP represents 7.4% of the total investment portfolio at fair value, up from 6.1% as of September 30, 2021;

•	No investments were on non-accrual status as of December 31, 2021;

•	In October 2021, the Company closed an offering of $300.0 million aggregate principal amount of 2.55% unsecured notes due 2026; the Company’s funding mix at the end of the fourth quarter was comprised of 50% in unsecured debt and 50% in secured debt, as compared to 30% in unsecured debt and 70% in secured debt as of September 30, 2021;

•	In November 2021, the Company refinanced its BCC Middle Market CLO 2019-1 LLC to, among other things, reduce the blended net interest rate from LIBOR plus 2.30% to LIBOR plus 1.62% and extend the final maturity date from October 15, 2031 to October 15, 2033;

•	In December 2021, the Company entered into a senior secured revolving credit facility agreement with Sumitomo Mitsui Banking Corporation and MUFG Union Bank, N.A. (the “Sumitomo Credit Facility”). The facility amount under the Sumitomo Credit Facility is $300.0 million with an accordion provision to permit increases to the total facility amount up to $1.0 billion. The maturity date is December 24, 2026. Interest under the Sumitomo Credit Facility is at the applicable reference rate plus 1.75%, subject to certain requirements and elections at the Company’s discretion;

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.34 per share for the first quarter of 2022 payable to stockholders of record as of March 31, 2022(1); and

•	In February 2022, the Company announced the formation of Bain Capital Senior Loan Program, LLC (“SLP”). The SLP will provide BCSF with greater balance sheet flexibility to capitalize on senior middle market loan opportunities to borrowers in North America.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q4 2021	Q3 2021
Net investment income per share	$0.34	$0.34
Net investment income	$21.9	$21.8
Earnings per share	$0.35	$0.36
Dividends per share declared and payable	$0.34	$0.34

($ in millions, unless otherwise noted)	As of December 31, 2021	As of September 30, 2021
Total fair value of investments	$2,289.1	$2,356.7
Total assets	$2,571.2	$2,498.7
Total net assets	$1,100.0	$1,099.7
Net asset value per share	$17.04	$17.03

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended December 31, 2021, the Company invested $291.1 million in 39 portfolio companies, including $173.4 million in nine new companies, $92.1 million in 29 existing companies and $25.6 million in the ISLP. The Company had $369.5 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $(78.4) million.

For the three months ended December 31, 2021, the ISLP invested $129.8 million in seven portfolio companies. The ISLP had $23.2 million of principal repayments and sales in the quarter. On a net basis, ISLP’s investments in the quarter totaled $106.6 million.

Investment Activity for the Quarter Ended December 31, 2021:

($ in millions)	Q4 2021	Q3 2021
Investment Fundings	$291.1	$286.4
Sales and Repayments	$369.5	$254.9
Net Investment Activity	$(78.4)	$31.5

As of December 31, 2021, the Company’s investment portfolio had a fair value of $2,289.1 million, comprised of investments in 106 portfolio companies operating across 29 different industries.

Investment Portfolio at Fair Value as of December 31, 2021:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$1,774.7	77.5%
Second Lien Senior Secured Loans	118.6	5.2
Subordinated Debt	20.0	0.9
Equity Interest	151.8	6.6
Preferred Equity	54.0	2.4
Warrants	0.2	0.0
Investment Vehicles	169.8	7.4
Subordinated Note in ISLP	125.4	5.5
Equity Interest in ISLP	44.4	1.9
Total	$2,289.1	100.0%

As of December 31, 2021, the weighted average yield on the investment portfolio at amortized cost and fair value were 7.6% and 7.8%, respectively, as compared to 7.5% and 7.6%, respectively, as of September 30, 2021.(2) 97.8% of the Company’s debt investments at fair value were in floating rate securities.

As of December 31, 2021, no investments were on non-accrual status.

As of December 31, 2021, ISLP’s investment portfolio had an aggregate fair value of $501.5 million, comprised of investments in 27 portfolio companies operating across 12 different industries. The investment portfolio on a fair value basis was comprised of 99.7% first lien senior secured loans and 0.3% second lien senior secured loans. 100% of ISLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended December 31, 2021 and September 30, 2021, total investment income was $51.5 million and $49.5 million, respectively. The increase in investment income was primarily due to an increase in dividend income.

Total expenses (before taxes), net of fee waivers for the three months ended December 31, 2021 and September 30, 2021 were $29.5 million and $27.8 million, respectively. The increase was primarily driven by an increase in interest and debt financing expenses.

Net investment income for the three months ended December 31, 2021 and September 30, 2021 was $21.9 million or $0.34 per share and $21.8 million or $0.34 per share, respectively.

During the three months ended December 31, 2021, the Company had net realized and unrealized gains of $0.4 million.

Net increase in net assets resulting from operations for the three months ended December 31, 2021 was $22.3 million, or $0.35 per share.

CAPITAL AND LIQUIDITY

As of December 31, 2021, the Company had total principal debt outstanding of $1,430.7 million, including $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $112.5 million outstanding in the Company’s senior unsecured notes due 2023, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.0 million outstanding in the Company’s senior unsecured notes due October 2026.

For the three months ended December 31, 2021, the weighted average interest rate on debt outstanding was 2.9%, as compared to 3.0% for the three months ended September 30, 2021.

As of December 31, 2021, the Company had cash and cash equivalents (including foreign cash) of $117.4 million, $300.0 million of capacity under its Sumitomo Credit Facility and $50.0 million of capacity under the Revolving Advisor Loan. As of December 31, 2021, the Company had $234.0 million of undrawn investment commitments.

As of December 31, 2021, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.30x and 1.12x, respectively, as compared to 1.23x and 1.15x, respectively, as of September 30, 2021.

In October 2021, the Company closed an offering of $300.0 million aggregate principal amount of 2.55% unsecured notes due 2026 (the “October 2026 Notes”). The October 2026 Notes mature on October 13, 2026 and may be redeemed in whole or in part at the Company’s option at any time at par plus a “make-whole” premium, provided that the October 2026 Notes may be redeemed at par one month prior to their maturity.

In November 2021, the Company refinanced its BCC Middle Market CLO 2019-1 LLC to, among other things, (a) reduce the blended net interest rate from LIBOR plus 2.30% to LIBOR plus 1.62%; (b) extend the reinvestment period from October 15, 2023 to October 15, 2025; and (c) extend the final maturity date from October 15, 2031 to October 15, 2033.

In December, 2021, the Company entered into a senior secured revolving credit facility agreement (the “Sumitomo Credit Agreement”) as Borrower, with Sumitomo Mitsui Banking Corporation, as Administrative Agent and Sole Book Runner, and with Sumitomo Mitsui Banking Corporation and MUFG Union Bank, N.A., as Joint Lead Arrangers. The facility amount under the Sumitomo Credit Agreement is $300.0 million with an accordion provision to permit increases to the total facility amount up to $1.0 billion. The maturity date is December 24, 2026. Interest under the Sumitomo Credit Agreement is at the applicable reference rate plus 1.75%, subject to certain requirements and elections at the Company’s discretion.

In December 2021, the Company terminated its JPM Credit Facility.

As of December 31, 2021, the Company was in compliance with all terms under its secured credit facilities.

Endnotes

(1)	The first quarter dividend is payable on April 29, 2022 to holders of record as of March 31, 2022.

(2)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on February 24, 2022. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-800-289-0720
•	International: 1-323-701-0160
•	Conference ID: 6015066

All participants will need to reference “Bain Capital Specialty Finance - Fourth Quarter and Fiscal Year Ended December 31, 2021 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 3, 2022 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921
•	International: 1-412-317-6671
•	Conference ID: 6015066#

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,921,970 and $2,281,809, respectively)	$1,901,054	$2,261,461
Non-controlled/affiliate investment (amortized cost of $100,888 and $93,089, respectively)	113,290	92,915
Controlled affiliate investment (amortized cost of $288,526 and $147,841, respectively)	274,761	130,112
Cash and cash equivalents	87,443	53,704
Foreign cash (cost of $30,877 and $976, respectively)	29,979	972
Restricted cash and cash equivalents	86,159	27,026
Collateral on forward currency exchange contracts	2,815	4,934
Deferred financing costs	2,178	3,131
Interest receivable on investments	19,269	15,720
Receivable for sales and paydowns of investments and other investment transactions	30,334	5,928
Prepaid Insurance	193	-
Unrealized appreciation on forward currency exchange contracts	5,321	-
Dividend receivable	18,397	7,589
Total Assets	$2,571,193	$2,603,492

Liabilities
Debt (net of unamortized debt issuance costs of $15,718 and $7,147, respectively)	$1,414,982	$1,458,360
Interest payable	7,058	8,223
Payable for investments purchased	7,594	10,991
Unrealized depreciation on forward currency exchange contracts	-	22,614
Base management fee payable	8,792	6,289
Incentive fee payable	4,727	3,799
Accounts payable and accrued expenses	6,083	3,261
Distributions payable	21,951	21,951
Total Liabilities	1,471,187	1,535,488

Commitments and Contingencies

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	65	65
Paid in capital in excess of par value	1,168,384	1,166,453
Total distributable earnings (loss)	(68,443)	(98,514)
Total Net Assets	1,100,006	1,068,004
Total Liabilities and Total Net assets	$2,571,193	$2,603,492

Net asset value per share	$17.04	$16.54

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Year Ended December 31
	2021	2020	2019
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$153,703	$170,914	$178,122
Dividend income	514	787	62
PIK income	4,475	7,272	464
Other income	6,173	1,955	805
Total investment income from non-controlled/non-affiliate investments	164,865	180,928	179,453

Investment income from non-controlled/affiliate investments:
Interest from investments	1,818	639	-
PIK income	5,622	1,227	-
Other income	-	202	-
Total investment income from non-controlled/affiliate investments	7,440	2,068	-

Investment income from controlled affiliate investments:
Interest from investments	11,822	2,644	1,795
Dividend income	12,601	8,537	16,679
PIK income	666	279	14
Other income	-	4	4
Total investment income from controlled affiliate investments	25,089	11,464	18,492
Total investment income	197,394	194,460	197,945

Expenses
Interest and debt financing expenses	51,345	63,309	66,330
Base management fee	34,888	35,215	32,702
Incentive fee	24,028	4,473	17,418
Professional fees	2,854	2,626	2,297
Directors fees	725	726	546
Other general and administrative expenses	5,038	5,398	4,772
Total expenses before fee waivers	118,878	111,747	124,065
Base management fee waiver	(4,837)	(2,676)	(8,242)
Incentive fee waiver	(4,519)	(674)	(2,745)
Total expenses, net of fee waivers	109,522	108,397	113,078
Net investment income before taxes	87,872	86,063	84,867
Excise tax expense	134	232	-
Net investment income	87,738	85,831	84,867

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	25,084	(33,824)	(3,487)
Net realized gain (loss) on controlled affiliate investments	(3,858)	-	265
Net realized gain (loss) on foreign currency transactions	(3,496)	130	(36)
Net realized gain (loss) on forward currency exchange contracts	(23,773)	6,472	11,043
Net realized loss on extinguishment of debt	(4,859)	-	-
Net change in unrealized appreciation (depreciation) on foreign currency translation	(936)	108	(130)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	27,935	(22,396)	(9,540)
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(568)	(6,744)	13,308
Net change in unrealized appreciation (depreciation) on non-controlled/affiliate investments	12,576	(174)	-
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	3,964	(21,125)	1,795
Total net gains (losses)	32,069	(77,553)	13,218

Net increase in net assets resulting from operations	$119,807	$8,278	$98,085

Basic and diluted net investment income per common share	$1.36	$1.46	$1.64
Basic and diluted increase in net assets resulting from operations per common share	$1.86	$0.14	$1.90
Basic and diluted weighted average common shares outstanding	64,562,265	58,670,518	51,603,415

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2021, BCSF has invested approximately $5.1 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com